UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2026
AppFolio, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37468	26-0359894
(Commission File Number)	(IRS Employer Identification Number)
70 Castilian Drive
Santa Barbara, CA 93117
(Address of principal executive offices)
Registrant’s telephone number, including area code: (805) 364-6093
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	APPF	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)    On January 12, 2026, the Board of Directors (the “Board”) of AppFolio, Inc. (the “Company”) (1) decreased the number of directors that comprise the Board from nine to seven directors in accordance with the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and (2) upon the recommendation of the Board’s Nominating and Corporate Governance Committee, elected Saori Casey to the Board as a Class II Director effective as of February 12, 2026 to fill the existing vacancy on the Board. Ms. Casey will serve on the Board until the 2026 Annual Meeting of Shareholders and until her successor is duly elected and qualified or until her earlier death, resignation or removal.
In connection with her election, the Board determined that Ms. Casey qualifies as an independent director under the applicable Nasdaq and SEC rules. There were no arrangements or understandings between Ms. Casey and any other persons, pursuant to which Ms. Casey was selected as a director. No information is required to be disclosed with respect to Ms. Casey or her immediate family members pursuant to Item 404(a) of Regulation S-K. Ms. Casey will receive the same compensation and equity awards as the Company’s other non-employee directors as described in the Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders under the caption “Director Compensation Policy.” The Company will enter into its standard form of indemnification agreement with Ms. Casey.
Ms. Casey is currently the Chief Financial Officer of Sonos, Inc., a leading audio platform company specializing in multi-room audio, a position she has held since January 2024. From July 2011 to December 2023, Ms. Casey served as the Vice President of Financial Planning and Analysis and Investor Relations at Apple, Inc., a designer and manufacturer of consumer electronics and a variety of services, where she also managed compensation and benefit programs. Prior to that, Ms. Casey spent 15 years at Cisco Systems, Inc., a communication technology manufacturer, where she held various roles as a finance executive. Ms. Casey currently serves on the Board of Directors of Houzz, Inc., a privately-held software company that provides a project management and home design platform for homeowners and industry professionals, and also serves on its Audit Committee, as Chair, and Compensation Committee. Ms. Casey received a B.A. in Economics from the University of California, Santa Barbara and an M.B.A from Peter F. Drucker Graduate School of Management at the Claremont Graduate University, where she has served as a member of the Drucker Advisory Board since 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2026	AppFolio, Inc.

By: /s/ Evan Pickering
Name: Evan Pickering
Title: General Counsel